ImmunoPrecise Antibodies Ltd.

P O BOX 505006, Louisville, KY 40233-5006

MR A SAMPLE
DESIGNATION (IF ANY)
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CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 1234567890 12345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

Number ZQ00000000

Shares
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ImmunoPrecise Antibodies Ltd.

CONTINUED UNDER THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

THIS CERTIFIES THAT **MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE**

CUSIP 45257F 20 0

ISIN CA45257F2008

SEE REVERSE FOR CERTAIN DEFINITIONS

IS THE REGISTERED HOLDER OF *****ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO*****

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

ImmunoPrecise Antibodies Ltd.

transferable on the books of the Company only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated: DD-MMM-YYYY

President and CEO

Chief Financial Officer

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA, JERSEY CITY, NJ AND LOUISVILLE, KY)
TRANSFER AGENT AND REGISTRAR

By _______________ Authorized Officer

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
(VANCOUVER)
TRANSFER AGENT AND REGISTRAR

By _______________ Authorized Officer

The shares represented by this certificate are transferable at the office of Computershare Trust Company of Canada in Vancouver, BC, or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and Louisville, KY.

SECURITY INSTRUCTIONS ON REVERSE

Printed by DATA BUSINESS FORMS

1234567

THE CLASS OF SHARES REPRESENTED BY THIS CERTIFICATE HAS RIGHTS, PRIVILEGES, RESTRICTIONS OR CONDITIONS ATTACHED TO IT. THE CORPORATION WILL FURNISH TO SHAREHOLDERS, ON DEMAND AND WITHOUT CHARGE, A FULL COPY OF THE TEXT OF THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHED TO EACH CLASS AUTHORIZED TO BE ISSUED AND TO EACH SERIES INSOFAR AS THE SAME HAVE BEEN FIXED BY THE DIRECTORS, AND THE AUTHORITY OF THE DIRECTORS TO FIX RIGHTS, PRIVILEGES, RESTRICTIONS OR CONDITIONS OF SUBSEQUENT SERIES.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:
TEN COM	-	as tenants in common	(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
TEN ENT	-	as tenants by the entireties	GIFT MIN ACT (State)	(State) Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with rights of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

shares
represented by this certificate and does hereby irrevocably constitute and appoint the attorney
of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED:
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

"Until the earlier of the Separation Time and the Expiration Time (as both such terms are defined in the Shareholder Rights Agreement referred to below), this certificate also evidences certain rights of the holder as set forth in a Shareholder Rights Plan Agreement dated as of October 17, 2019 between ImmunoPrecise Antibodies Ltd. (the "Corporation") and Computershare Trust Company of Canada, as such may be supplemented and amended from time to time (the "Shareholder Rights Agreement"), the terms of which are incorporated herein by reference, and a copy of which is on file at the principal executive offices of the Corporation, is available for viewing at www.sedar.com and is available to the holder upon demand without charge. Under certain circumstances, as set forth in the Shareholder Rights Agreement, the rights may be amended, may be redeemed, may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate."

The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.